Ex-99.g.2

Delaware Funds

SECURITIES LENDING AUTHORIZATION

     This Agreement (this “Agreement”) made as of the 20th day of July, 2007, by and between each investment company listed on Schedule 1 attached hereto (referred to herein, individually, as a “Client” and, collectively, as the “Clients”) on behalf of one or more of its series funds listed below such investment company on Schedule 1 attached hereto (referred to herein, individually, as a “Fund” and, collectively, as the “Funds”), and MELLON BANK, N.A. (referred to herein as the “Lending Agent”). As a matter of administrative convenience, this Agreement is entered into by and between the Lending Agent and multiple Clients, each on behalf of their respective Funds. Nevertheless, this Agreement shall be construed to constitute a separate Agreement between each Client on behalf of its Funds and the Lending Agent.

WITNESSETH:

     WHEREAS, the Lending Agent holds certain securities on behalf of each of the Funds of each Client as custodian; and

     WHEREAS, each Client desires to authorize the Lending Agent to establish, manage and administer a Securities Lending Program in accordance with the provisions hereof (the “Program”) with respect to the lendable securities held by its Funds; and

     WHEREAS, the Lending Agent is willing to lend securities from time to time on behalf of the Funds; and

     WHEREAS, having determined that such loan transactions are suitable for its Funds and that its Funds have the financial resources for such transactions, each Client has authorized the Lending Agent to engage in lending such securities, subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Appointment of Lending Agent. Each Client hereby authorizes the Lending Agent, as agent for its Funds, to lend US Securities and Foreign Securities, if any, (as hereinafter defined) held by the Lending Agent as custodian for its Funds to such borrowers as may be selected by the Lending Agent for the Program (each a “Borrower”) on a fully disclosed basis. Each Client hereby acknowledges that it is independent of the Lending Agent and that it has authority to execute this Agreement with the Lending Agent on behalf of its Funds. Each Client and the Lending Agent may mutually agree to add or delete one or more series funds covered by this Agreement by amending Schedule 1 attached hereto in writing signed by such Client and the Lending Agent.

The Lending Agent shall from time to time provide each Client with a list of the Borrowers in the Program but in no event less than ten (10) days prior to making any loan of its Funds’ securities to any Borrower not previously disclosed. Each Client may, with written notice to the Lending Agent, restrict one or more Borrowers from borrowing securities from its Funds. Exhibit A attached hereto lists the Borrowers in the Program as of the date hereof. For purposes hereof and unless otherwise specified by the Lending Agent, (i) “U.S Securities” shall mean securities which are cleared and principally settled in the United States; and (ii) “Foreign Securities” shall mean securities which are cleared and principally settled outside of the United States.

     2. Requirements of Client. If required to prevent self-dealing or any other transaction prohibited by law, rule or regulation, each Client agrees to identify for the Lending Agent those persons who exercise investment discretion or render investment advice with respect to assets held in its Funds who (or whose affiliates) are Borrowers under the Program. Each Client also agrees to notify the Lending Agent promptly in writing of all future appointments and terminations regarding such persons.

     3. Conduct of Program. The Lending Agent shall have responsibility for negotiating the terms of each loan and, for collecting all required collateral, whether in the form of U.S. Dollar cash, securities issued or guaranteed by the United States Government or its agencies or instrumentalities, or other forms approved by each Client for use as collateral (the “Collateral”) on behalf of its Funds. Subject to the provisions of this Agreement, the Lending Agent shall have authority to do or cause to be done all acts by and on behalf of each Fund as it shall in good faith determine to be desirable, necessary or appropriate to implement and administer the Program contemplated hereby. The Lending Agent covenants and agrees that it shall undertake periodic credit reviews of borrowers and establish credit limits applicable thereto in accordance with its established credit policies and procedures and otherwise consistent with safe and sound banking practices.

Without limiting the generality of any other provision hereof, in connection with the administration of the Program and in order to facilitate the approval of loan transactions by and on behalf of each Borrower, the Lending Agent is specifically authorized to disclose to each Borrower, the identity of each Client and its Funds as well as certain other information specific to its Funds including, without limitation, business address, U.S. Tax Identification Number, aggregate lendable assets, capitalization, total assets of its Funds held with the Lending Agent and/or net asset value. Any disclosure by the Lending Agent of a Client- or its Funds-specific information of the type specified in the preceding sentence other than the identity of such Client and/or such Funds and information relating to a specific loan transaction or series of transactions shall be made by the Lending Agent subject to the confidentiality agreement of the Borrower receiving such information in such form and substance as the Lending Agent shall determine to be appropriate and as otherwise consistent with industry practice and applicable law.

Each loan of a Fund’s securities shall be made pursuant to a written agreement between the Lending Agent (or an affiliate), as agent for each Client and its Funds, and the Borrower (each a “Borrower Agreement” and collectively the “Borrower Agreements”). Attached hereto as Attachment 1 is a current master form of Borrower Agreement used by the Lending Agent (and its affiliates) primarily in connection with loans of U.S. Securities to Borrowers resident in the United States (the “Domestic Securities Loan Agreement”). In addition, each loan of Foreign Securities, if any, to Borrowers resident within the United States shall be made pursuant to a Borrower Agreement which is substantially in the form of the standard ISLA Overseas Securities Lender’s (Agency) Agreement (the “OSLA Agreement”), as amended from time to time, the current version of which is attached hereto as Attachment 2, and each loan of Foreign Securities to Borrowers resident outside of the United States shall be made pursuant to a Borrower Agreement which is substantially in the form of the standard Global Master Securities Lending Agreement (the “GMSLA”), as amended from time to time, the current version of which is attached hereto as Attachment 3. The Lending Agent shall not amend or modify its current master form of any Borrower Agreement (as attached hereto) in any manner which is inconsistent with the provisions of this Agreement without the prior written consent of the affected Client. Notwithstanding the foregoing, each Client acknowledges and agrees that the non-material provisions of the Lending Agent’s agreement with any Borrower may differ from the Lending Agent’s then current master form of Borrower Agreement (as attached hereto) as a result of the customary negotiation process between the Lending Agent and the Borrowers.

This Agreement shall be deemed to create a separate agreement for each Fund comprising a series of a multi-series investment company as though each such Fund had separately executed an identical agreement. Any reference to a Fund in this Agreement shall be deemed to refer solely and exclusively to a particular Fund to which a given lending transaction under this Agreement relates. The rights and obligations of each Fund pursuant hereto or in connection with any transaction hereunder, are independent of, and separate and distinct from, the rights and obligations of each and every other Fund pursuant hereto or in connection with any transaction hereunder. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without limiting the generality of the foregoing, the parties hereto agree that: (a) any event of default regarding any particular Fund shall not create any right or obligation with respect to any other Fund; (b) neither the Lending Agent nor any Borrower shall have any right to set off any claims of or against a particular Fund by applying property or rights of any other Fund; and (c) no Fund shall have claims to, or the right to set off against, assets or property held by a Borrower on account of any other Fund.

     4. Collateral. Concurrently with the delivery of a Fund’s securities to a Borrower, the Lending Agent shall obtain from such Borrower Collateral in an amount equal, as of such date, to the Required Percentage of the market value of such Fund’s securities loaned to such Borrower, including any accrued interest. For purposes hereof, “Required Percentage” shall mean (i) 102% with respect to U.S. Securities; (ii) 105% with respect to Foreign Securities; except in the case of loans of Foreign Securities which are denominated and payable in US Dollars, in which event the “Required Percentage” shall be 102% and (iii) such other percentage(s) as may be otherwise mutually agreed from time to time by Addendum to this Agreement.

     5. Marking to Market. The Collateral shall be marked to market each Business Day. If, at the close of trading on any Business Day, the Market Value of the Collateral previously delivered by the Borrower and held in connection with loans of a Fund’s securities is less than the Minimum Percentage of the market value of such loaned securities as of such Business Day, the Lending Agent shall demand that the Borrower deliver an amount of additional Collateral by the close of the next Business Day sufficient to cause the Market Value of all Collateral delivered in connection with such loan to equal not less than the Required Percentage of the Market Value of such loaned securities, including accrued interest. For purposes of this Agreement, (i) the term “Market Value” of cash Collateral means the value of any cash Collateral or additional cash Collateral as of the time of receipt thereof by the Lending Agent from the Borrower, unadjusted for any subsequent increases or decreases in value as a result of any investment thereof by the Lending Agent pursuant to Section 6 below; (ii) the term “Minimum Percentage” shall mean 100% or such other percentage(s) as may be otherwise mutually agreed from time to time by Addendum to this Agreement; and (iii) the term “Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Lending Agent's principal place of business or other day on which Lending Agent is authorized or obligated to close in such place and shall mean, with reference to any security (or the transfer of any security or collateral in respect thereof ) hereunder, a Business Day on which regular settlement occurs in the principal market for such security.

     6. Collateral Investment. (a) The Lending Agent is hereby authorized to invest and reinvest, on behalf of each Fund, any and all cash Collateral in accordance with the provisions hereof. Cash Collateral received by the Lending Agent on behalf of a Fund shall be invested by the Lending Agent in one or more collective investment vehicles created and maintained by the Lending Agent or an affiliate (each a “Collective Investment Vehicle”). The assets of such Collective Investment Vehicle shall be invested and reinvested in accordance with the investment guidelines established for such collective investment vehicle a copy of which guidelines are attached hereto as Exhibit B (the “Investment Guidelines”) and which may be revised or substituted by the Lending Agent from time to time upon not less than thirty (30) days prior notice to the affected Client of any such revision or substitution. In the event that the amount of earnings on invested cash Collateral is insufficient to pay the entire rebate or other amount payable to a Borrower under any loan of securities and, therefore, results in negative earnings, the amount of such negative earnings shall be paid by the Fund for whose account such Collateral is held (the “Affected Fund”) and the Lending Agent, on a monthly basis, in accordance with and in the same proportion as their respective percentage entitlements to earnings as set forth in Exhibit C hereto. In addition, in the event that the amount of earnings on invested cash Collateral is insufficient to pay the entire rebate or other amount payable to a Borrower in respect of any loan of securities and, therefore, results in negative earnings, unless remedied by the Lending Agent as soon as practicable under the circumstances, the Lending Agent shall notify the affected Client of the continuance of such occurrence as soon as reasonably practicable under the prevailing circumstances. Notwithstanding any other provision hereof, each Client acknowledges and agrees that any losses of principal from investing and reinvesting cash Collateral in accordance with the provisions hereof (collectively, “Principal Losses”) shall be at the Affected Fund's risk and for the Affected Fund's account. If at any time the Collateral is insufficient to satisfy the obligation to return the full amount owed to the Borrower, the Affected Fund shall be solely responsible for such shortfall except to the extent that any such shortfall results from the negligence or bad faith of the Lending Agent. In the event the Lending Agent is unable to obtain such Affected Fund’s share of negative earnings or shortfalls from losses of principal from revenues derived from securities lending activities, each Client hereby agrees to cause such amounts to be paid immediately upon receipt of the Lending Agent’s statement; provided, however, that if such amounts are not paid by the affected Client or otherwise contested by the affected Client in good faith by written notice thereof to the Lending Agent, the Lending Agent is hereby authorized to obtain such amounts directly from the account of the Affected Fund, to the extent not otherwise prohibited by applicable law. In order to facilitate the investment of cash Collateral on behalf of its Funds, each Client shall, at the request of the Lending Agent, execute on behalf of each of its Funds and deliver to the Lending Agent, a Subscription Agreement in the form attached hereto as Exhibit D or such other form as may be prescribed by the applicable investment fund from time to time.

          (b) All Collateral, investments thereof, and proceeds received or held by the Lending Agent on behalf of a Fund shall be held in an account of such Fund and shall be segregated on the books and records of the Lending Agent from all similar property of the Lending Agent or held by the Lending Agent for other clients, funds or third parties. The Lending Agent shall obtain and maintain at all times a first-priority perfected security interest in and to all Collateral received and held for the account of any Fund and all such Collateral shall be held by the Lending Agent for the benefit of each Fund in the United States. The Lending Agent shall not re-lend, hypothecate, or otherwise grant to any third party a security interest in any Collateral held by the Lending Agent for the account of any Fund.

          (c) In the event that the expenses incurred and paid by and from a Collective Investment Vehicle shall at any time exceed an annualized amount equal to .05% of the total assets of such Collective Investment Vehicle at such time, the Lending Agent and each Client, on behalf of each of its Funds, shall adjust the allocation of Net Securities Lending Revenues to which each of its Funds is entitled pursuant to Section 12 to such extent as may be necessary to cause each of its Funds to receive such amount as it would have received had the expenses incurred and paid by and from such Collective Investment Vehicle at such time been in an annualized amount equal to .05% of the total assets of such Collective Investment Vehicle at such time.

     7. Allocation of Lending Opportunities. Each Client acknowledges that the Lending Agent has been appointed Lending Agent by other clients on behalf of other funds and that the Lending Agent will allocate securities loan opportunities among its securities lending clients, including such Client’s Funds, by such reasonable and equitable methods as the Lending Agent deems appropriate. While the Lending Agent will make reasonable efforts to lend the Funds’ securities, nothing in this Agreement shall be deemed to impose upon the Lending Agent any obligation, in the event it makes a loan of another securities lending client's securities, to make a loan of any Fund's securities, whether or not such loan could have been made in accordance with this Agreement, and whether or not the Lending Agent has made fewer or more loans for any other securities lending client than for any Fund. The Lending Agent does not represent or warrant that any amount or percentage of any Fund’s securities will in fact be loaned to a Borrower.

     8. Rights of Borrower in Respect of the Securities. (a) Until such time as a loan of securities is terminated and such securities are returned to the Lending Agent, a Borrower shall have all incidents of ownership of the securities loaned, including, but not limited to, the right to transfer the securities to others; provided, however, that Borrower will be obligated to the Lending Agent with respect to amounts equivalent to all dividends, interest and distributions pertaining to the securities. Each Client hereby waives the right to vote any voting securities loaned to a Borrower or participate in any dividend reinvestment program during the term of any such loan.

          (b) The Lending Agent shall collect for, and credit to, the account of a Fund from which any loan of securities is made, amounts equivalent to all interest, dividends or other cash distributions paid with respect to such loaned securities (“In Lieu of Distributions”), subject to any applicable withholding taxes, transfer taxes and other necessary costs. In the event that a Borrower fails to deliver any In Lieu of Distributions in respect to any securities loaned or fails to deliver any non-cash distribution in respect to any securities loaned then:

               (i) the Lending Agent shall credit to the account of a Fund from which any loan of securities is made, on payable date, even if not actually collected by the Lending Agent, amounts equivalent to all such In Lieu of Distributions that such Fund would have received had the securities not been on loan over the record date, subject to any applicable withholding taxes, and other necessary costs;

               (ii) unless otherwise requested by the applicable Client, the Lending Agent shall add any non-cash distribution in the nature of a stock split or a stock dividend to the existing securities on loan to which such distribution relates as of the payable date;

               (iii) the Lending Agent shall record any non-cash distribution in the nature of a warrant or right to purchase shares made with respect to securities on loan as a new loan made on behalf of the applicable Fund to the Borrower as of the date of receipt by the Borrower of such non-cash distribution, provided, however, that the applicable Client may direct the Lending Agent to cause the Borrower to deliver such non-cash distribution to the Lending Agent for the applicable Fund’s account, in which case the Lending Agent shall credit such non-cash distribution to such Fund’s account as and when received; and

               (iv) each Client, on behalf of its Funds, acknowledges that the tax treatment of In-Lieu-of Distributions may differ from the tax treatment of the interest or dividend to which such payment relates and that such Client, on behalf of its Funds, has made its own determination as to the tax treatment of any securities loan transaction undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder.

     9. Remedies for Failure to Deliver Securities. (a) In the event that any loan made pursuant to this Agreement is terminated and the loaned securities, or any portion thereof, shall not have been returned to the affected Fund from which such loan of securities is made for any reason (including, without limitation, the insolvency or bankruptcy of the Borrower) within the time specified by the applicable securities loan agreement, the Lending Agent, at its expense and subject to (b) below shall (i) promptly replace the loaned securities, or any portion thereof, not so returned with other securities of the same issuer, class, and denomination and with the same dividend rights and other economic benefits as such securities possessed at the close of business on the date as of which the loaned securities should have been returned, or (ii) if it is unable to purchase such securities on the open market, credit the Affected Fund with the market value of such unreturned loaned securities, such market value to be determined as of the date on which the loaned securities should have been returned. Until such time as the actions in clauses (i) or (ii) have been consummated, any dividends or interest which have accrued on the loaned securities, whether or not received from the Borrower, shall be credited by the Lending Agent to the Affected Fund in accordance with Section 8 hereof.

          (b) Each Client and its Funds shall have, as to their Collateral, all of the rights and remedies of a secured party under applicable law. In the event that the Lending Agent should be required to make any payment or incur any loss or expense in connection with any securities loaned pursuant to (a) above or in respect of the payment of any buy-in costs pursuant to Section 11 below, the Lending Agent shall, to the extent of any such payment and/or loss or expense, be subrogated and succeed to all such rights and remedies of such Client and/or its Funds against the Borrower under the applicable securities loan agreement and to the collateral securing the Borrower’s obligations to the Lending Agent under such securities loan agreement. If for any reason the Lending Agent cannot assert any such rights and remedies against the Borrower and/or its successors and assigns in its own right, such Client and/or its Funds shall, at the expense of the Lending Agent, file and prosecute such complaints and lawsuits and take such action as the Lending Agent may reasonably request in connection with the recovery of any such deficiency and shall otherwise cooperate with the Lending Agent in any such litigation.

          (c) In the event of a failure of a pending sale of securities by a Fund to a third-party buyer resulting from failure or refusal of a Borrower to return loaned securities, or any portion thereof, to such Fund from which such loan of securities is made for any reason as and when required pursuant to the applicable Borrower Agreement, the Lending Agent shall be responsible for collecting from such non-performing Borrower any direct costs incurred by the affected Client or such Fund to its buyer as a result of such settlement failure, including without limitation, all buy-in costs for which the affected Client or such Fund might otherwise be responsible, but not including indirect, special, punitive or consequential damages. For purposes hereof, “buy-in costs” shall mean the cost of the security purchased in the market by the buyer as a result of the affected Client’s failure to deliver such security together with all commissions incurred in connection with such buy-in.

     10. Lending Limitations. Notwithstanding any other provision of this Agreement, each Client and the Lending Agent agree as follows:

          (a) The aggregate market value of a Fund’s loaned securities outstanding at any one time shall not exceed an amount equal to twenty five (25%) percent (or such other percentage as such Client may specify to the Lending Agent in writing from time to time) of such Fund’s total assets.

          (b) The market value of a Fund’s securities which are loaned to any one Borrower shall not at any time exceed an amount equal to five (5%) percent (or such other percentage as such Client may specify to the Lending Agent in writing from time to time) of such Fund’s total assets.

          (c) Each Client shall advise the Lending Agent, in writing, and at such intervals as such Client shall deem appropriate, of the dollar amount of each Fund’s total assets and the dollar amounts which can be lent on behalf of such Fund pursuant to Sections 10(a) and 10(b) during the period to which such notice pertains (the “Lending Limitations”). Subject to receipt by the Lending Agent of the Lending Limitations to be provided by such Client pursuant to the preceding sentence, the Lending Agent shall have the responsibility to ensure the Program’s compliance with Sections 10(a) and 10(b), except to the extent that any non-compliance results from a change in the applicable Lending Limitations, provided, however, that in the event that the Lending Limitations as of any date (or other period specified by such Client) are less than the Lending Limitations in effect during the immediately preceding period, the Lending Agent shall promptly take such actions as may reasonably be necessary or appropriate to cause the Program to comply with such revised Lending Limitations.

     11. Standard of Care; Indemnification. The Lending Agent shall perform its obligations under this Agreement with the care, skill, prudence, and diligence which, under the circumstances then prevailing, a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aim.

Except as specifically provided in Section 9, the Lending Agent shall not be liable with respect to any losses incurred by any Fund in connection with the Program, except to the extent that such losses result from the Lending Agent's negligence, bad faith or willful misconduct in its administration of the Program. Notwithstanding any other provision of this Agreement, under no circumstances shall the Lending Agent be liable for any indirect, consequential, or special damages with respect to its role as Lending Agent.

The Lending Agent hereby indemnifies and agrees to defend, and hold and save harmless each Client and its Funds from and against (i) any and all, claims, actions, demands, lawsuits, losses and damages of any kind whatsoever arising or resulting from the negligence, bad faith or willful misconduct of the Lending Agent in its administration of the Program or the failure of the Lending Agent to comply with the provisions of this Agreement including, the Investment Guidelines; and (ii) all buy-in costs, as defined in Section 9(c), to the extent not recovered by the Lending Agent from the applicable Borrower for the account of the Affected Fund.

Each Client on behalf of each of its Funds hereby indemnifies and agrees to defend, hold and save harmless the Lending Agent from any and all claims, actions, demands or lawsuits of any kind whatsoever arising in any way out of the performance of the Lending Agent’s duties under this Agreement, except to the extent caused by the negligence, bad faith or willful misconduct of the Lending Agent in its administration of the Program.

     12. Compensation to the Lending Agent. In consideration for the securities lending services to be provided by the Lending Agent hereunder, the Lending Agent shall be entitled to compensation as set forth in Exhibit C attached hereto, as amended from time to time upon agreement of the parties. The Lending Agent is hereby authorized to charge such fees against and collect such fees from the revenues derived from the securities lending activities. The fees paid to the Lending Agent hereunder are solely in consideration of securities lending services rendered by the Lending Agent and are in addition to any other fees or compensation to which the Lending Agent may be entitled for services rendered for a Client or any of its Funds under other agreements.

     13. Assignability. The parties hereto will not assign this Agreement without first obtaining the written consent of the other party or parties, as the case may be, provided, however, that a Fund merger or reorganization that does not result in a change in such Fund’s investment adviser and where the fund surviving from such merger or reorganization assumes the duties and obligations of such Fund under this Agreement shall not require the Lending Agent’s consent; provided further, however, the Lending Agent may assign all or a portion of this Agreement to any entity which directly or indirectly is controlled by, or is under common control with, the Lending Agent. Any entity, which shall by merger, consolidation, purchase or otherwise succeed to substantially all of the securities lending business of the Lending Agent, shall, upon such succession and without any appointment or other action by the Clients, be and become successor Lending Agent hereunder upon notification to the Clients. This Agreement will be binding upon, and inure to the benefit of, the respective successors or permitted assigns of the Lending Agent and the Clients. Notwithstanding the foregoing, it is hereby acknowledged and agreed that the Lending Agent may utilize the services of ABN AMRO Mellon Global Securities Services B.V., or one or more of its affiliates including, without limitation, Mellon Trust of New England, National Association, as sub-agent, for the Funds, to perform all or any portion of the services to be provided by the Lending Agent pursuant hereto; provided, however, that the use of such sub-agent shall not limit the liability of the Lending Agent for the performance of its obligations hereunder, and the Lending Agent shall be responsible for the acts and omissions of such sub-agent to the same extent as though such acts or omissions were (and such acts or omissions shall be deemed to be) the acts or omissions of the Lending Agent.

     14. Amendment and Termination. (a) Each Client may, in its sole and absolute discretion, direct the Lending Agent in writing to terminate any loan of any of its Funds’ securities at any time and for any reason, in which event the Lending Agent shall, promptly upon receipt of notice thereof from such Client, take all steps necessary to cause the termination of such Loan and the return of the loaned securities to the account of the affected Fund from which such loan was made within the standard settlement period for such securities.

     (b) Following the first anniversary of this Agreement, this Agreement may be terminated at any time at the option of either the Lending Agent or any Client with respect to its Funds upon sixty (60) days prior written notice to the other party. In the event that this Agreement is terminated, the Lending Agent shall not make any further securities loans on behalf of any of the Funds with respect to which it has given or received, as the case may be, notice of such termination and shall promptly take all reasonable actions to terminate all securities loans then outstanding for any of the Funds with respect to which it has given or received, as the case may be.

In the event of a dispute following the expiration or termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

     (c) Each Client acknowledges that certain events, including but not limited to termination of any loan or loans in accordance with (a) above or such Client’s termination of participation in the Program, certain changes to the composition of a Fund’s lendable securities, extraordinary changes in applicable interest rates or the bankruptcy or insolvency of any issuer of a security may result in a loss to its Funds. The obligations and the rights of each Client, its Funds and the Lending Agent under this Agreement with respect to any outstanding loans shall survive and continue despite any termination of this Agreement until fully performed or satisfied.

     (d) This Agreement may not be amended or modified except by written agreement duly executed by or on behalf of the parties hereto.

     15. Accounting for Cash Collateral Investment Vehicles. While the vehicles maintained by the Lending Agent or its affiliate for the investment of cash collateral are currently accounted for based upon a $1.00 net asset value per unit, there is no guarantee that such accounting treatment shall continue since the vehicles governing instruments permit a change to account for fund assets on a marked to market basis, or that even if a $1.00 net asset value is utilized, that there will not be differences from time to time between $1.00 and the underlying fair market value of the net assets attributable to such unit.

     16. Notices. Any notice, request, demand or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to the Lending Agent to:

          Mellon Bank, N.A.
          Mellon Client Service Center
          500 Ross Street, Suite 850
          Pittsburgh Pennsylvania, 15262
          Attention: Global Securities Lending Contract Administration Unit

and if to a Client to:

          the address set forth on Schedule 1 for such Client.

     With a copy to:

          Delaware Investments
          2005 Market Street
          Philadelphia, PA 19103
          Attention: General Counsel

or otherwise in accordance with the latest unrevoked written direction from any party to the other party hereto.

     17. Representations. Each Client and the Lending Agent hereby represent and warrant to the other (i) that it has full authority to enter into this Agreement upon the terms and conditions hereof; (ii) all such action has been duly authorized by all necessary proceedings on its part; and (iii) that the individual executing this Agreement on its behalf has the requisite authority to bind it to this Agreement. Each Client further represents and warrants that each of its Funds may legally enter into the securities loans contemplated by this Agreement, that it will have the legal right to transfer the lendable securities in connection with such loans, and that such loans will create legal, valid and binding obligations enforceable against the applicable Fund in accordance with their terms.

CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A
NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.

     18. Reporting. On or before the last day of each month the Lending Agent shall provide each Client with a comprehensive report concerning each of its Funds’ participation in the Program during the immediately preceding month, which reports shall include, without limitation, holdings and performance of any collective investment vehicle in which the Lending Agent invests such Fund’s cash Collateral pursuant to this Agreement and the Lending Agent shall provide such other information to each Client concerning the Program as such Client may reasonably request from time to time subject, however, to the Lending Agent’s duty of confidentiality to its other clients and policies regarding proprietary information.

     19. Force Majeure Notwithstanding anything in this Agreement to the contrary, the Lending Agent shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Funds resulting from any event beyond the reasonable control of the Lending Agent, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Funds’ assets; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Agreement.

     20. Governing Law. This Agreement shall be construed in accordance with, and the rights of the parties are to be governed by, the laws of the Commonwealth of  Pennsylvania, exclusive of its conflict of laws principles, and except insofar as the same are or may be preempted or superseded by applicable Federal law.

     21. Miscellaneous. This Agreement supersedes any other agreement between the parties covering loans of securities by the Lending Agent on behalf of any of the Funds. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. No single or partial waiver of any right hereunder shall preclude any other or further exercise thereof, or the exercise of any other right hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MELLON BANK, N.A.

By:	/s/ Kathy H. Rulong
Title:	Executive Vice President

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS IV,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf
of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its
Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL
DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS
ENHANCED GLOBAL DIVIDEND AND
INCOME FUND, INC.

By:	/s/ Richard Salus
Title:	Chief Financial Officer

Delaware Funds

EXHIBIT A

Global Securities Lending
Approved Borrowers

     The following is the list of Borrowers in the Program referred to in Section 1 (entitled Appointment of Lending Agent) of the Securities Lending Authorization dated July 20, 2007, by and between MELLON BANK, N.A., as Lending Agent, and the Clients on behalf of their respective Funds.

	Domestic Broker/Dealers		Other Domestic
1.	Abbey National Securities, Inc	38.	JP Morgan Chase Bank, N.A.
2.	ABN AMRO Incorporated	39.	State Street Bank and Trust Company
3.	Banc Of America Securities LLC *	40.	State Street Corporation
4.	Banca IMI Securities Corp	41.	Wachovia Bank National Association
5.	Barclays Capital, Inc. *		International Brokers & Banks
6.	Bear Stearns & Company, Inc. *[1]	42.	ABN AMRO Bank, NV2
7.	Bear Stearns Securities Corp. [1]	43.	ABN AMRO, N.V., New York Branch [2]
8.	BNP Paribas Securities Corp*	44.	Barclays Bank, PLC
9.	CIBC World Markets Corporation *	45.	Barclays Capital Securities Ltd.
10.	Cantor Fitzgerald & Co.	46.	Bear Stearns International, Ltd
11.	Citigroup Global Markets, Inc. *	47.	BNP Paribas S.A.
12.	Caylon Securities (USA) Inc.	48.	Cater Allen International Ltd.
13.	Credit Suisse Securities (USA) LLC *	49.	IXIS Corporate and Investment Bank
14.	Deutsche Bank Securities, Inc.*	50.	Citigroup Global Markets Ltd
15.	Dresdner Kleinwort Securities LLC*	51.	Commerzbank AG
16.	First Clearing, LLC.	52.	Credit Suisse Securities (Europe), Ltd.
17.	Fortis Securities LLC	53.	Deutsche Bank, AG
18.	Goldman, Sachs & Company *	54.	Dresdner Bank, AG
19.	BMO Capital Markets Corp	55.	Dresdner Kleinwort Securities Limited
20.	HSBC Securities (USA) Inc. *	56.	Fortis Bank (Nederlands) N.V.
21.	ING Financial Markets LLC.	57.	Goldman Sachs International
22.	Jefferies and Co., Inc.	58.	J.P. Morgan Securities, Ltd.
23.	J.P. Morgan Securities, Inc. *	59.	ING Bank, N.V.
24.	Lehman Brothers, Inc. *	60.	Lehman Brothers International (Europe)
25.	Merrill Lynch Government Securities, Inc. *	61.	Macquarie Bank Limited
26.	Merrill Lynch, Pierce, Fenner & Smith, Inc.	62.	Merrill Lynch International
27.	Morgan Stanley & Co., Inc. *	63.	Morgan Stanley Securities, Ltd
28.	MS Securities Services, Inc.	64.	Morgan Stanley & Co. International, Ltd
29.	Nomura Securities International, Inc. *	65.	Nomura International PLC
30.	Pershing LLC	66.	The Royal Bank of Scotland PLC
31.	RBC Capital Markets Corp.	67.	Royal Bank of Canada
32.	Greenwich Capital Markets, Inc *	68.	Skandinaviska Enskilda Banken AB
33.	SG Americas Securities, LLC.	69.	Societe Generale*[3]
34.	Swiss American Securities Inc	70.	Societe Generale, New York Branch[3]
35.	TD Securities (USA) Inc.	71.	UBS Limited
36.	UBS Securities LLC *
37.	Wachovia Capital Markets, LLC.	* Denotes Primary US Government Securities Dealer
		[1] Treated as single entity for credit & processing purposes.
		[2] Treated as single entity for credit & processing purposes.
		[3] Treated as single entity for credit & processing purposes.

Agreed to and Approved by Lending Agent

MELLON BANK, N.A.

By:	/s/ Kathy H. Rulong
Title:	Executive Vice President

Date: 7/20/07

Agreed to and Approved by the Clients:

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS IV,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf
of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its
Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL
DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS
ENHANCED GLOBAL DIVIDEND AND
INCOME FUND, INC.

By:	/s/ Richard Salus
Title:	Chief Financial Officer

Date:	7/20/07

Delaware Funds

EXHIBIT B

SECURITIES LENDING
INVESTMENT POLICY AND GUIDELINES FOR COLLECTIVE INVESTMENT
VEHICLES

MELLON GSL DBT II COLLATERAL FUND

     The following are the Collateral Investment Guidelines referred to in Section 6 (entitled Collateral Investment) of the Securities Lending Authorization Agreement dated July 20, 2007, by and between MELLON BANK, N.A., as Lending Agent, and the Clients on behalf of their respective Funds.

Portfolio Management:

Lending Agent will manage (or cause the management of) the investment of cash collateral received by the Lending Agent in respect of loans of securities in accordance with the following guidelines:

1. Objectives:

The Fund shall be for the investment and management of cash collateral supporting securities loans the key objectives of which management of cash collateral are to:

  safeguard principal,
  assure that all cash collateral is invested in a timely manner, maintain a diversified portfolio of investments,
  maintain adequate liquidity to meet the anticipated needs of clients and/or their investment advisors, and consistent with these objectives, to optimize the spread between the collateral earnings and the rebate rate paid to the borrower of securities.

The following standards have been designated to complement the preceding objectives:

Amortized Cost

Collateral which is invested in the Fund is assigned a value of approximately $1.00 per unit. Because the Fund is currently operated on a cost, rather than market value basis, for purposes of subscriptions and redemptions, if non-cash assets are to be sold prior to their maturity for purposes of effecting a participants withdrawal from the Fund, it is possible that a loss may be realized. In addition, there is no guarantee that the Fund will continue to be maintained on a cost, rather than a market value basis. The amortized or book value of the Fund’s assets and underlying fair market value of its assets may differ to a certain degree, and accordingly, admissions or withdrawals from a fund utilizing such amortized or book value may be made when the fair market value of the underlying assets of the Fund is less than, or exceeds, such amortized or book value.

2. Allowable Instruments and Credit Quality

A.	Instruments issued or fully guaranteed by the U.S. Government, Federal agencies, or sponsored agencies or sponsored corporations.

B.

Instruments issued by domestic corporations including corporate notes and floating rate notes rated A3 or better at time of purchase by Moody's Investor Service or A- by Standard & Poors. Commercial paper of domestic corporations must be rated A-1 and P-1 at time of purchase. Floating rate notes must reprice daily, weekly, monthly or quarterly and utilize a standard repricing index such as LIBOR, Treasury Bills, commercial paper or Federal funds. Capped floating rate notes are acceptable as long as the ceiling rate is five hundred basis points above the current repricing index at time of purchase.

C.	Obligations of approved domestic and foreign banks including bankers acceptances, certificates of deposit, domestic and off-shore bank time deposits, bonds (Euro), floating rate notes (Euro) and other debt instruments. The banks must be rated at least A3 by Moody's or A- by Standard & Poor's at time of purchase.

D.	U.S. dollar-denominated instruments issued by sovereigns, sovereign supported credits, and instruments of foreign banks and corporations. The foreign banks or corporations must be rated at least A- by Standard & Poor's or A3 by Moody's. Commercial paper of foreign banks and corporations must be rated A-1 and P-1.

E.	Yankee Securities subject to the quality constraints outlined in “D” above.

F.	Repurchase agreements subject to a minimum of 102% collateralization with daily updated valuation.

G.	Insurance company funding agreements, guaranteed investment contracts (GICs) and bank investment contracts (BICs) are acceptable if the issuer has a long term debt rating or claims paying ability rating at least A1 at time of purchase by Moody's Investor Service or A+ by Standard & Poor's. In addition, GIC/BIC investments must contain an unconditional put feature that can be exercised within 90 days at par value.

H.	Asset-backed securities having a minimum rating, at the time of purchase, of AA- by Standard & Poor's or AA3 by Moody's Investor Service.

I.	Money market mutual funds including money market mutual funds and other commingled funds of an affiliate of the Lending Agent.

J.	All credit ratings set forth herein shall be applicable at time of purchase. If a security is rated by more than one nationally recognized statistical organization, the higher rating shall prevail for purposes of these guidelines.

K.	All obligations shall be payable as to principal and interest in U.S. currency.

Note:

The following securities are not acceptable investments for the Fund:

  Unsecured obligations of institutions whose primary business is to function as a broker/dealer.
  Interest only and principal only (IO, PO) stripped mortgages.
  Complex derivative structures including, but not limited to: inverse floating rate notes, defined range floating rate notes, trigger notes, and callable step-up notes.
  No individual investment which can acquire a negative coupon or whose return of principal is linked to any set methodology may be made for any reason. However, zero coupon securities such as commercial paper, short term discount notes, original issue discount (OID) notes, and Treasury bills which are purchased at prevailing market yields will be deemed to be acceptable for purchase.
  The Lending Agent may not be a direct party in swap, futures and option transactions.

3. Maturity

  The dollar-weighted maturity will be maintained with the objective of preserving principal. The maximum weighted average maturity of the Fund is 90 days. Put features and floating and variable rate note reset dates will be used as the proxy for maturity date in calculating the weighted average maturity of the Fund.
  No instrument will have a maturity date or expected weighted average life in excess of thirteen months from time of purchase, except:
    floating and variable rate securities which may have a three-year final maturity, and floating rate asset-backed securities which may have an expected weighted average life no greater than three years. Amortizing floating rate asset-backed securities may have an expected weighted average life no greater than three years and an expected final payment date not exceeding five years from date of purchase.
  All normal settlement period practices are not considered in applying the maturity constraints or calculating the weighted average maturity of the Fund.

4. Diversification

  The Fund's minimum overnight (next Business Day) liquidity level will be targeted at not less than 20%.
  At the time of purchase, the combined holdings of securities from one issuer should not constitute more than five percent of the Fund with the exception of repurchase agreements, money market funds, instruments issued or fully guaranteed by the U.S. government, federal agencies, or sponsored agencies or sponsored corporations.
Agreed to and Approved by Lending Agent

MELLON BANK, N.A.

By:	/s/ Kathy H. Rulong
Title:	Executive Vice President

Date: 7/20/07

Agreed to and Approved by the Clients:

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS IV,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf
of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its
Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL
DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS
ENHANCED GLOBAL DIVIDEND AND
INCOME FUND, INC.

By:	/s/ Richard Salus
Title:	Chief Financial Officer

Date:	7/20/07

Delaware Funds

EXHIBIT C

Securities Lending Fee Split

      The following is the fee split referred to in Section 12 (entitled Compensation to the Lending Agent) of the Securities Lending Authorization dated July 20, 2007, by and between MELLON BANK, N.A., as Lending Agent, and the Clients on behalf of their respective Funds. The Lending Agent shall retain 20% of the net securities lending revenues generated under this Agreement as compensation for its securities lending services and the Funds shall be entitled to the remainder of such net securities lending revenues. For purposes hereof, “net securities lending revenues” shall mean (i) all loan premium fees derived from the Lending Agent’s acceptance of non-cash Collateral; plus (ii) all gains and losses, income and earnings from the investment and reinvestment of the Funds cash Collateral minus rebate and similar fees paid by the Lending Agent to the Borrower.

Mellon Bank, N.A., as the Lending Agent, has agreed to be responsible for the custody transaction fees related to the securities lending activity under this Agreement. The Lending Agent will pay these fees out of its portion of the fee split. Except as provided above, the Lending Agent shall not charge any administrative or other fees in connection with its administration of collateral received by the Lending Agent in respect of the loan of the Funds Securities.

Agreed to and Approved by Lending Agent

MELLON BANK, N.A.

By:	/s/ Kathy H. Rulong
Title:	Executive Vice President

Date:	7/20/07

Agreed to and Approved by the Clients:

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS IV,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf
of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its
Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL
DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS
ENHANCED GLOBAL DIVIDEND AND
INCOME FUND, INC.

By:	/s/ Richard Salus
Title:	Chief Financial Officer

Date:	7/20/07

Delaware Funds

EXHIBIT D

Collective Investment Vehicles For Investment of Cash Collateral
MELLON GSL REINVESTMENT TRUST
Mellon GSL DBT II Collateral Fund

      The following is additional information about the collective investment vehicles for the investment of cash collateral referenced in Section 6 (entitled Collateral Investment) of the Securities Lending Authorization Agreement dated as of July 20, 2007 by and between MELLON BANK, N.A., as Lending Agent, and the Clients on behalf of their respective Funds. Pursuant to the Agreement, the Lending Agent is authorized to invest Cash Collateral of the Fund in a collective investment vehicle that satisfies the requirements of such Section 6. None of these collective investment vehicles are guaranteed or insured by the Lending Agent or its affiliates or by the Federal Deposit Insurance Corporation or any government agency.

      Set forth below is information about the MELLON GSL DBT II COLLATERAL FUND Series of the MELLON GSL REINVESTMENT TRUST, a collective investment vehicle to be utilized by the Lending Agent pursuant to the Agreement for the investment of Cash Collateral.

      Delaware Statutory Trust. A Delaware statutory trust, known as the Mellon GSL Reinvestment Trust (the “Trust”), has been established for the purpose of investment and reinvestment of Cash Collateral on behalf of clients in the securities lending programs of the Lending Agent and its affiliates, particularly clients who are not eligible to participate in collective trusts or common trust funds maintained by the Lending Agent or its affiliates. A complete copy of the Declaration of Trust establishing the Trust is available upon request.

      Portfolios. Under the Declaration of Trust, the Trustee may establish one or more portfolio series (each, a “Portfolio” or “Series”) and has established a Series entitled “Mellon GSL DBT II Collateral Fund”. Each Portfolio is an identified pool of assets and corresponding liabilities. The debts, liabilities, obligations and expenses incurred with respect to a particular Portfolio are enforceable only against the assets of that Portfolio and not against the assets of the Trust generally of the assets of any other Portfolio.

      Service Providers. The Lending Agent serves as custodian of the Trust and as the Investment Manager of each Portfolio of the Trust (the “Investment Manager”) and directs the investment and reinvestment of assets of each Series of the Trust. Mellon Bank (DE) National Association, an affiliate of the Lending Agent, serves as the trustee of the Trust (the “Trustee”). None of these parties will receive any additional compensation from the Trust for their services to the Trust.

      Fees and Expenses. The Trust bears its own costs and expenses in connection with its establishment and operation, the expenses incurred in connection with its investments and certain other expenses as set forth in the Declaration of Trust, such as audit fees.

      Units. When the Lending Agent invests Cash Collateral in the Trust, the Fund on whose behalf the Client is acting will become a beneficial owner of units of the Trust representing interests in a particular Portfolio (“Units”). Each Unit represents an undivided proportionate interest in all assets and liabilities of a Portfolio, each without priority or preference over the other. Initially, each Unit is valued at $1.00 and the Trust will, as a general rule, use amortized cost methods of valuing the assets of each Portfolio. Each Portfolio is managed to maintain a constant value of $1.00 per Unit, although the Declaration of Trust provides that the Trustee may change this constant valuation in certain unusual circumstances. Each Business Day the net income accrued by the Trust for a Portfolio will be calculated and the accrued net income of the Portfolio will be allocated for the benefit of the beneficial owners of Units of the Portfolio.

      Non-Transferability of Units; Redemption of Units. Units are transferable only with consent of the Trustee; however, the Trust is obligated to redeem all or any part of each beneficial owner’s Units at a redemption price equal to the net asset value per Unit, as determined by the Trustee. Payment of the redemption price will be made in cash on the redemption date in ordinary circumstances, provided redemption has been requested in a timely manner as determined by the Trustee.

      Tax Status. Each Portfolio will be treated as a partnership for federal income tax purposes. Each Portfolio will also be exempt from taxation in the State of Delaware.

      Client Authorization. By execution of this Exhibit D below, the Client hereby represents to the Lending Agent and authorizes the Lending Agent, on behalf of the Fund or Funds identified in the Agreement, to execute and deliver one or more documents representing as follows: (i) the securities issued by any collective investment vehicle for the benefit of the Fund are being acquired only for investment and not with a view to distribution, (ii) the Fund qualifies as an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended, and (iii) the Fund qualifies as a qualified purchaser under the Investment Company Act of 1940, as amended. By execution of this Exhibit D below, the Client also agrees to notify the Lending Agent promptly if at any time any of the representations set forth herein are no longer true and correct.

     TAX INFORMATION. UNDER PENALTIES OF PERJURY, THE FUND* (AS PAYEE) HEREBY CERTIFIES TO THE TRUST (AS PAYER) THAT (1) THE NUMBER SHOWN BELOW IS ITS CORRECT TAXPAYER IDENTIFICATION NUMBER AND (2)** THE FUND* IS NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) IT IS EXEMPT FROM BACKUP WITHHOLDING OR (B) IT HAS NOT BEEN NOTIFIED BY THE IRS THAT IT IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED THE FUND* THAT IT IS NO LONGER SUBJECT TO BACKUP WITHHOLDING.

____________________

     * Please note this information relates to the Fund the assets of which are being invested, not to the Client signing this document.

     ** PLEASE CROSS OUT ITEM (2) ABOVE IN ITS ENTIRETY IF THE FUND* HAS BEEN NOTIFIED BY THE IRS THAT THE FUND IS SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS.

     ACCOUNTS THAT HAVE MISSING OR INCORRECT TAXPAYER IDENTIFICATION NUMBERS WILL BE SUBJECT TO BACKUP WITHHOLDING AT A 31% RATE, OR THE THEN APPLICABLE RATE, ON DISTRIBUTIONS AND OTHER PAYMENTS, BACKUP WITHHOLDING IS NOT AN ADDITIONAL TAX: THE TAX LIABILITY OF PERSONS SUBJECT TO BACKUP WITHHOLDING WILL BE REDUCED BY THE AMOUNT OF TAX WITHHELD.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Agreed to and Approved by Lending Agent

MELLON BANK, N.A.

By:	/s/ Kathy H. Rulong
Title: Executive Vice President

Date:	7/20/07

Agreed to and Approved by the Clients:

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III,
on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP EQUITY FUNDS IV, on
behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS V, on
behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS, on
behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Funds identified on
Schedule 1

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf
of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its
Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL
DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS
ENHANCED GLOBAL DIVIDEND AND
INCOME FUND, INC.

By:	/s/ Richard Salus
Title: Chief Financial Officer

Date:	7/20/07